As filed with the Securities and Exchange Commission on April 16, 2003
================================================================================

                                AMENDMENT NO. 1
                                       TO
                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              FAB INDUSTRIES, INC.

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 592-2700

                                 April 24, 2003



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Fab Industries, Inc. (the "Company") at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064 on Tuesday, May 13, 2003, at 10:15 a.m., local time.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 is enclosed. The formal notice of the Annual Meeting, the Proxy Statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly so that your shares will be represented at the meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

                                        Very truly yours,

                                        /s/ Samson Bitensky
                                        -------------------------------
                                        Samson Bitensky,
                                        Chief Executive Officer and
                                        Chairman of the Board

                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 592-2700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON MAY 13, 2003 AT 10:15AM

                               ------------------


                  TO THE STOCKHOLDERS OF FAB INDUSTRIES, INC.:

         Please take notice that the Annual Meeting of Stockholders of Fab Industries, Inc. (the "Company") will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, on May 13, 2003 at 10:15 a.m., local time, for the following purposes:

         1. To elect two directors to Class III of the Company's Board of Directors.

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 2, 2003 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours, at the offices of the Company, 200 Madison Avenue, New York, New York 10016, for the 10-day period prior to the meeting.

         You are requested, whether or not you plan to be present at the meeting, to mark, date, sign and return promptly the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                         By Order of the Board of Directors,


                                         /s/ Samson Bitensky
                                         -------------------------------
                                         Samson Bitensky,
                                         Chief Executive Officer and
                                         Chairman of the Board

Dated:  April 24, 2003

                              FAB INDUSTRIES, INC.
                               200 Madison Avenue
                            New York, New York 10016
                                 (212) 592-2700

                                 PROXY STATEMENT
                       for Annual Meeting of Stockholders
                           to be held on May 13, 2003

GENERAL

         This Proxy Statement, which is first being mailed to the stockholders of the Company on approximately April 24, 2003, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting. The Annual Meeting is to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064 on May 13, 2003 at 10:15 a.m., or at any subsequent time which may be necessary by any adjournment of the meeting.

         Proxies in proper form received by the time of the meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board FOR proposal (1). Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting. The proxy does, however, convey discretionary authority to the persons named in it to vote on such other business as may properly come before the Annual Meeting.

         Shares of the Company's common stock, par value $.20 per share (the "Common Stock"), cannot be voted at the meeting unless the holder is present or represented by proxy.

VOTING SECURITIES

         The Board of Directors, in accordance with the Bylaws of the Company (the "Bylaws"), has fixed the close of business on April 2, 2003 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on that date, the outstanding number of voting securities of the Company was 5,238,015 shares of Common Stock, excluding shares held by the Company in treasury.

         For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the voting power represented by all outstanding shares constitutes a quorum. If a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the election of each director (Proposal 1).

REVOCABILITY OF PROXIES

         A stockholder giving a proxy may revoke it at any time before it is voted by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR THE BOARD OF DIRECTORS

         At the Annual Meeting, two directors are to be elected to Class III of the Company's Board of Directors for a term of three years. Unless a proxy shall specify that it is not to be voted for any particular director, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Mr. Samson Bitensky and Mr. Frank Greenberg to Class III of the Board of Directors. Messrs. Bitensky and Greenberg are currently directors of the Company and were most recently elected as Class III board members at the 2000 Annual Meeting of Stockholders.

         The Class III directors elected will hold office until the 2006 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. If any of such nominees is not a candidate for election at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee.

                                                      PRINCIPAL OCCUPATION AND     DIRECTOR
NAME                         AGE                      COMPANY OFFICE(1)            SINCE
-------------------------    ---------------------    -------------------------    --------
NOMINEES FOR ELECTION TO CLASS III OF THE BOARD OF DIRECTORS:

Samson Bitensky              83                       Chairman of the Board of     1966
                                                      Directors and Chief
                                                      Executive Officer of the
                                                      Company.(2)

Frank S. Greenberg           72                       Retired, Chairman of the     1998
                                                      Board of Directors and
                                                      Chief Executive Officer,
                                                      Burlington Industries,
                                                      Inc.(3)


CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

Class I - Term expires at the 2004 Annual Meeting of Stockholders:

Susan B. Lerner              47                       Former Corporate Counsel     1997
                                                      of the Company.(4)

Richard Marlin               69                       Attorney, member of the      1995
                                                      law firm of Kramer Levin
                                                      Naftalis & Frankel LLP.(5)

                                                      PRINCIPAL OCCUPATION AND     DIRECTOR
NAME                         AGE                      COMPANY OFFICE(1)            SINCE
-------------------------    ---------------------    -------------------------    --------
Class II - Term expires at the 2005 Annual Meeting of Stockholders:

Lawrence H. Bober            78                       Retired, Vice Chairman of    1979
                                                      the Board, First New York
                                                      Bank for Business and
                                                      First New York Business
                                                      Bank Corp.(6)

Martin B. Bernstein          69                       Chairman of Bedford          1998
                                                      Capital Corporation.(7)

Steven Myers                 54                       President, Chief Operating   2001
                                                      Officer and Secretary of
                                                      the Company.(8)

-----------------------------
(1) Unless otherwise indicated, the directors' principal occupations have been their respective principal occupation for at least five years.

(2) Mr. Samson Bitensky was one of the Company's founders in 1966 and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since such time. Mr. Bitensky also served as President of the Company from 1970 until May 1, 1997.

(3) Mr. Frank S. Greenberg is a retired Chairman of the Board and Chief Executive Officer of Burlington Industries, Inc., where he served from October 1986 until February 1998.

(4) Ms. Susan B. Lerner is former Corporate Counsel of the Company. She was Corporate Counsel from 1995 to 2002, Assistant Secretary of the Company from May 1997 until May 2001 and Secretary of the Company from May 2001 until March 2002. From 1993 to 1995, she was president of the Company's Raval Lace Division. Ms. Lerner is the daughter of Mr. Bitensky, Chairman of the Board of Directors and Chief Executive Officer of the Company.

(5) Since 1979, Mr. Richard Marlin has been a member of the law firm of Kramer Levin Naftalis & Frankel LLP ("Kramer Levin"). The Company retained Kramer Levin to render legal services from 1995 to 2001.

(6) Mr. Lawrence H. Bober is a retired Vice Chairman of the Board of First New York Business Bank Corp. ("FNYBBC") and of First New York Bank for Business (formerly, The First Women's Bank), a commercial bank and wholly-owned subsidiary of FNYBBC, where he served from January 1988 until January 1991. Prior to 1988 and for more than five years, Mr. Bober was a Senior Vice President of Manufacturers Hanover Trust Company, a commercial bank.

(7) Mr. Martin B. Bernstein has been Chairman of Bedford Capital Corporation ("BCC") since July 31, 2001. BCC is a private equity company, engaged in the acquisition of a variety of businesses. Mr. Bernstein was also the Chief Executive Officer of Ponderosa Fibres of America, Inc. ("PFAI") from 1979 to 2001. PFAI is a member of a limited liability company or a stockholder of a corporation that are partners of two partnerships which have been reorganized under Chapter XI in fiscal 1999. PFAI filed a Chapter XI proceeding in May of 2001. Thereafter, its assets were sold and it has ceased operations. Proceedings are still pending. Mr. Bernstein is a member of the Board of Directors of Empire Insurance Company and Allcity Insurance Company.

(8) Mr. Steven Myers served as Co-President and Chief Operating Officer of the Company from May 1997 through July 2001. In August 2001, Mr. Myers became President of the Company and also maintained the position of Chief Operating Officer. In March 2002, Mr. Myers became Secretary of the Company. Mr. Myers served as Vice President of the Company from May 1988 to May 1997. He served as Vice President of Sales of the Company for more than five years prior to May 1988. Mr. Myers is the son-in-law of Mr. Bitensky, Chairman of the Board of Directors and Chief Executive Officer of the Company.


VOTE REQUIRED

         The vote required for the election of directors is a plurality of the votes cast and entitled to vote on the election of directors, provided a quorum is present. Abstentions and broker non-votes will not affect the outcome of the election.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                ELECTION OF EACH OF THE NOMINEES FOR CLASS III.

                               EXECUTIVE OFFICERS


The following table sets forth certain information concerning our executive officers.

NAME                              AGE      POSITIONS AND OFFICERS
----                              ---      ----------------------
Samson Bitensky............       83       Chairman of the Board of Directors
                                           and Chief Executive Officer

Steven Myers...............       54       President, Chief Operating Officer
                                           and Director

David A. Miller............       65       Vice President-Finance, Treasurer and
                                           Chief Financial Officer

Jerry Deese................       51       Vice President-Controller of Plant
                                           Operations

Sam Hiatt .................       55       Vice President-Sales

Mark J. Goldberg...........       54       Vice President

Bruce S. Chroback..........       41       Assistant Treasurer and Controller


         Each of our executive officers serves at the pleasure of the Board of Directors and until his or her successor is duly elected and qualified.

         Samson Bitensky was one of the Company's founders in 1966 and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since such time. Mr. Bitensky also served as President of the Company from 1970 until May 1, 1997.

         Steven Myers, an attorney, has been employed by the Company in various senior administrative and managerial capacities since 1979. He served as Vice President - Sales for more than five years prior to May 1988 and as Vice President from May 1988 to May 1, 1997 and Co-President, Chief Operating Officer from May 1, 1997 to November 27, 2001. On November 27, 2001, he became President, Chief Operating Officer. He has been a director since 2001. Mr. Myers is the son-in-law of Mr. Bitensky.

         David A. Miller has been employed by the Company since 1966 and has served as Controller from 1973 until December 7, 1995, as Vice President - Finance and Treasurer since December 7, 1995, and as Chief Financial Officer since May 1, 1997.

         Jerry Deese has been employed by the Company in various senior administrative and managerial capacities since 1978. Mr. Deese served as Divisional Controller from 1994 until 1998 and has served as Vice
President-Controller of Plant Operations since May 12, 1998.

         Sam Hiatt has been employed by the Company since 1978 and previously had various management responsibilities in the warp knit area. He has served as Vice President-Sales since May 12, 1998.

         Mark J. Goldberg has been employed by the Company in various financing and operational capacities since 1983. He was the Director of Corporate Planning from 1999 until 2001 and he has served as Vice President since May 3, 2001.

         Bruce S. Chroback, a C.P.A., has been employed by the Company since 1996 and has held various senior financial positions with the Company. He has served as Assistant Treasurer and Controller since May 3, 2001.


                       MEETINGS OF THE BOARD OF DIRECTORS
                       AND CERTAIN COMMITTEES OF THE BOARD

         The Company has standing Audit, Compensation, Executive and Finance Committees whose current functions and members are described below. The Board of Directors does not have a nominating committee.

         During fiscal 2002, the Board of Directors met five times. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the number of meetings of committees of the Board of Directors (during the periods that he or she served on such committees).

         AUDIT COMMITTEE. The Company has an audit committee (the "Audit Committee") composed of Messrs. Bober, Greenberg and Marlin, each of whom is independent pursuant to Section 121(A) of the AMEX's listing standards. The purpose of the Audit Committee is to receive and review the recommendations of the independent auditors, review the audited consolidated financial statements, meet periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls and review the Company's accounting policies. The Board of

Directors has adopted a written charter of the Audit Committee. The Audit Committee held four meetings during the past fiscal year.

         COMPENSATION COMMITTEE. The Company has a compensation and stock option committee (the "Compensation Committee") composed of Messrs. Bernstein, Bober and Greenberg, whose purpose is to make recommendations concerning the grant of options pursuant to the Company's stock option plans and to make recommendations regarding the compensation of senior management personnel and setting performance goals. This committee held one meeting during the past fiscal year.

         EXECUTIVE COMMITTEE. The Company has an executive committee (the "Executive Committee") composed of Messrs. Bitensky, Greenberg and Bernstein, whose purpose is to operate the Company and to serve as the main contact for the Company's committees. This committee held three meetings during the past fiscal year.

         FINANCE COMMITTEE. The Company has a finance committee (the "Finance Committee") composed of Messrs. Bitensky, Bober and Greenberg and Ms. Lerner, whose purpose is to discuss proper investments for corporate funds. This committee did not meet during the past fiscal year.

                     COMPENSATION OF NON-EMPLOYEE DIRECTORS

         During fiscal 2002, the Company paid fees to the following directors who were not employees of the Company: $15,000 to Mr. Bober; $10,000 each to Messrs. Bernstein, Greenberg and Marlin; and $6,250 to Ms. Lerner. No additional fee was paid for service on committees of the Board of Directors.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2002, 2001 and 2000 fiscal years of those persons (the "named executive officers") who were (i) the Chief Executive Officer during fiscal 2002 and (ii) the other four most highly-compensated executive officers of the Company who were serving as executive officers at the end of the fiscal year ended November 30, 2002.

SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION
                               -------------------
 NAME AND PRINCIPAL                                               ALL OTHER
      POSITION              YEAR   SALARY($)(1)   BONUS ($)   COMPENSATION($)(2)
      --------              ----   ------------   ---------   ------------------

Samson Bitensky             2002       350,000       --           5,100
Chairman of the Board of    2001       320,832       --           6,145
Directors and Chief         2000       350,000       --           6,425
Executive Officer

Steven Myers                2002       212,000       5,000        5,100
President and Chief         2001       222,500       --           7,435
Operating Officer           2000       230,000       --           6,919

Sam Hiatt                   2002       196,000       5,000        5,100
Vice President-Sales        2001       204,167       --           7,409
                            2000       210,000       --           6,841

David A. Miller             2002       138,000       5,000        4,140
Vice President,             2001       145,000       --           6,307
Finance, Treasurer and      2000       150,000       --           6,086
Chief Financial Officer

Jerry Deese                 2002       135,000       5,000        4,050
Vice President,             2001       134,167       20,000       5,714
Controller of Plant
Operations                  2000       124,500       25,000       5,063

-----------------------------
(1) Includes compensation deferred pursuant to the Company's qualified 401K Money Option Savings Plan.

(2) Represents the amount of the Company's contribution under its Executive Retirement Plan for Messrs. Bitensky, Myers and Hiatt and the Fab Industries, Inc. Profit Sharing Plan for Messrs. Miller and Deese.

     OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The Company did not make any individual grants of stock options or stock appreciation rights during fiscal 2002 to any of the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The table below sets forth certain information relating to exercised options during fiscal 2002 and at November 30, 2002 with respect to unexercised options to purchase shares of Common Stock held by the named executive officers of the Company.

                        SHARES                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN THE
                      ACQUIRED ON    VALUE REALIZED   UNDERLYING UNEXERCISED OPTIONS     MONEY OPTIONS AT FISCAL
       NAME          EXERCISE (#)        ($)(1)           AT FISCAL YEAR-END (#)               YEAR-END ($)
       ----          ------------        ------           ----------------------               ------------
                                                       Exercisable    Unexercisable    Exercisable   Unexercisable
Samson Bitensky              --               --              --             --                --            --
Steven Myers             20,000          138,750              --             --                --            --
Sam Hiatt                 4,000           20,000              --             --                --            --
David A. Miller          12,000           63,875              --             --                --            --
Jerry Deese              12,000           63,875              --             --                --            --

-----------------------------
(1) Based on the closing sale price on the AMEX of the Company's Common Stock on May 30, 2002 of $18.00 per share.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         It has been the policy of the Company to tie a significant portion of executive compensation to individual performance. For all principal executives, the key elements of compensation are (i) base salary and (ii) annual bonus. Previously, long-term incentive opportunities in the form of restricted stock and stock options were a key element of executive compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Bitensky is one of the founders of the Company. He beneficially owns approximately 1,488,276 shares of Common Stock constituting approximately 28.41% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and the Company no longer considers it sensible to relate Mr. Bitensky's compensation to the Company's performance through long-term stock incentives such as restricted stock or stock options. Instead, Mr. Bitensky's compensation is tied to Company performance through the use of incentive compensation.

         Mr. Bitensky entered into an employment agreement with the Company effective April 1, 1993, pursuant to which he is to perform the duties of its Chief Executive Officer. The agreement provided it would expire on March 31, 1998, subject to automatic successive one year renewals unless either party terminates on notice given not less than six months prior to the then expiration date. The current expiration date is March 31, 2004. The agreement provides for an annual base salary of $350,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation if the Company's annual pre-tax income exceeds $10,000,000 equal to 3% of the Company's annual pre-tax income up to $11,000,000 and 4% of such pre-tax income in excess of $11,000,000. In the event of disability (as defined in the employment agreement), compensation at the above rate is payable for the first year, and at one-half such rate for the second year of such disability. Upon termination of full-time employment other than by the Company for cause, Mr. Bitensky will be retained to provide advisory and consulting services for a period of five years for a fee of $250,000 per annum. In the event of the death of Mr. Bitensky while employed or providing such consulting services, an amount equal to the average one year total annual compensation paid to Mr. Bitensky, based upon the three most recent full-time employment years, is payable to his beneficiaries over a five-year period.

         In the event of Mr. Bitensky's death while employed or within two years after termination of employment, the agreement provides an option to Mr. Bitensky's estate, exercisable during the period of six months after the appointment of Mr. Bitensky's personal representative, to sell to the Company such number of shares of Common Stock as may be purchased in an amount equal to
(i) the lesser of (A) $7,000,000 or (B) 10% of the Company's net worth at the end of the fiscal year immediately prior to Mr. Bitensky's death, plus (ii) such amount as may be purchased with the proceeds of certain life insurance policies which the Company may purchase from time to time on Mr. Bitensky's life. Currently, the Company maintains several life insurance policies on Mr. Bitensky's life providing for the payment of an aggregate of $3,000,000 for such purpose. The purchase price of shares purchased pursuant to the option is the market price per share increased by an amount, if any, equal to one-half of the difference between the average market price per share and the book value per share.

POLICY AND PERFORMANCE MEASURES

         As indicated above, the key elements of the compensation payable to the principal executives other than the Chief Executive Officer are base salary and annual bonus.

         Adjustment of base salaries involves considerations of competitive data, assessment of performance, position tenure and internal comparability. The base salaries of the executives are considered to be average by industry standards and are adjusted modestly, the primary focus being on total compensation. Executives are eligible to receive annual cash bonuses based on a review of the Company's overall profitability, divisional profitability and such executives' performance during the year for which such a bonus is payable. For fiscal 2002, bonuses were paid to Messrs. Miller, Myers, Hiatt and Deese.

                            COMPENSATION COMMITTEE ON
                         EXECUTIVE COMPENSATION MEMBERS
                         ------------------------------

                               Martin B. Bernstein
                                Lawrence H. Bober
                               Frank S. Greenberg

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


         The Audit Committee operates under a written charter adopted and approved by the Board of Directors. As stated in the charter, the Audit Committee's job is one of oversight. Management is responsible for the Company's financial reporting process, including the system of internal controls, for the preparation, objectivity and integrity of the Company's financial statements and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles ("GAAP"). The Company's independent auditors are responsible for auditing those financial statements, expressing an opinion based on their audit as to the statements' conformity with GAAP and discussing with the Audit Committee any issues that the auditors believe should be raised with the Audit Committee. The Audit Committee's responsibility is to monitor and review these processes. The members of the Audit Committee are not experts in the fields of auditing or accounting, or in respect of auditor independence issues, and they rely without independent verification on the information provided to them and on the representations made by management and the independent accountants, including management's representation that the financial statements have been prepared in conformity with GAAP and the auditors' representations included in their report on the Company's financial statements. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to in this report do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP, or that the Company's independent auditors are in fact "independent."


         The Audit Committee reviewed and discussed with management the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, regarding the scope and results of the annual audit. The Audit Committee also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent accountants its independence. The Committee also considered the fees and services of the independent auditors, as disclosed under "Other Matters" below, and determined that such fees and services are compatible with maintaining the independence of the Company's auditors.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002.

                             AUDIT COMMITTEE MEMBERS
                             -----------------------

                                Lawrence H. Bober
                               Frank S. Greenberg
                                 Richard Marlin

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         By letter dated September 11, 2001, Ernst & Young, LLP ("Ernst & Young") resigned as the Company's independent accountant. Ernst & Young's resignation became effective on September 25, 2001, the date that the Company engaged BDO Seidman, LLP ("BDO") as its new independent public accountants. The Audit Committee made no recommendation or approval with respect to the resignation of Ernst & Young. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with the audits of the Company's two most recent fiscal years and preceding such resignation, which disagreements if not resolved to the satisfaction of the former accountants would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years. None of the principal accountants' reports on the financial statements for the previous two years preceding such resignation contained an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and preceding such resignation, the Company was not advised of any of the matters referred to in Item 304(a)(1)(v) of Regulation S-K.

         The Company has selected BDO as its independent accountants for the fiscal year ending November 29, 2003. Representatives of BDO will be present at the Annual Meeting. Representatives of BDO will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to any questions.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of March 15, 2003 (except as noted below) as to the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

                                                                       PERCENT OF
        NAME AND ADDRESS                      NUMBER OF SHARES      OUTSTANDING COMMON
      OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)         STOCK
      -------------------                   ---------------------         -----
Samson Bitensky (2)                            1,488,276(3)              28.41%
c/o Fab Industries, Inc.
200 Madison Avenue
New York, New York  10016

Private Capital Management, L.P.,               980,005(4)               18.71%
Bruce S. Sherman and
Gregg J. Powers (4)
8889 Pelican Bay Blvd.
Naples, Florida  34108

Royce & Associates, LLC (5)                     525,032(5)               10.02%
1414 Avenue of the Americas
New York, New York  10019

Dimensional Fund Advisors Inc. (6)              344,781(6)               6.58%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Barington Companies Equity Partners, L.P.,      300,150(7)               5.73%
Jewelcor Management, Inc.,
RCG Ambrose Master Fund, Ltd. and
Ramius Securities, LLC (7)
888 Seventh Avenue, 17th Floor
New York, New York  10019

-----------------------------
(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) Under the rules and regulations of the SEC, Mr. Bitensky may be deemed a "control person" of the Company.

(3) Includes 74,000 shares of Common Stock owned by the Halina and Samson Bitensky Foundation, Inc., 89,996 shares of Common Stock owned by Mr. Bitensky's spouse and 921 shares allocated to Mr. Bitensky pursuant to the Fab Industries, Inc. Employee Stock Ownership Plan (the "ESOP"). Mr. Bitensky disclaims beneficial ownership of the shares owned by his spouse and by the Halina and Samson Bitensky Foundation, Inc. and does not have dispositive power with respect to the ESOP shares.

(4) Bruce S. Sherman is Chief Executive Officer of Private Capital Management, L.P., a Florida limited partnership ("PCM"), and exercises shared voting and dispositive power with respect to 980,005 shares of Common Stock held by PCM on behalf of its clients. Gregg J. Powers is President of PCM and exercises shared voting and dispositive power with respect to 952,804 shares of Common Stock held by PCM on behalf of its clients. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group. This information is derived from PCM's Schedule 13G, as amended, filed with the Commission on February 19, 2003.

(5) Royce & Associates, LLC, a New York corporation ("Royce"), beneficially owns and has sole voting power and sole dispositive power with respect to 525,032 shares of Common Stock. This information is derived from Royce's
     Schedule 13G, as amended, filed with the Commission on February 5, 2003.

(6) Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional") and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Advisers Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of Common Stock that are owned by these investment companies and investment vehicles. Dimensional disclaims beneficial ownership of all such shares. This information is derived from Dimensional's Schedule 13G, as amended, filed with the Commission on February 10, 2003.

(7) Barington Companies Equity Partners, L.P. is a Delaware limited partnership formed to engage in the business of acquiring, holding and disposing of investments in various companies. The address of the principal business and principal offices of Barington Companies Equity Partners, L.P. is 888 Seventh Avenue, 17th Floor, New York, New York 10019. Barington Company Equities Partners, L.P. beneficially owns an aggregate of 109,775 shares of Common Stock.

     Jewelcor Management, Inc. is a Nevada corporation primarily involved in investment and management services. The address of the principal business and principal offices of Jewelcor Management, Inc. is 100 North Wilkes Barre Blvd., Wilkes Barre, Pennsylvania 18702. Jewelcor Management, Inc. beneficially owns an aggregate of 40,525 shares of Common Stock.

     RCG Ambrose Master Fund, Ltd. is a Cayman Islands corporation engaged in investing in companies effecting extraordinary transactions. The address of the principal business and principal officers of RCG Ambrose Master Fund, Ltd. is Citco Fund Services (Cayman Islands) Ltd., Corporate Centre, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands, British West Indies. RCG Ambrose Master Trust, Ltd. beneficially owns an aggregate of 40,525 shares of Common Stock.

     Ramius Securities, LLC is a Delaware limited liability company and a registered broker-dealer. The address of the principal business and principal offices of Ramius Securities, LLC is 666 Third Avenue, 26th Floor, New York, New York 10017. Ramius Securities, LLC beneficially owns an aggregate of 109,325 shares of Common Stock.

     This information is derived from the Schedule 13D filed with the Commission by the reporting persons on March 7, 2003.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

         The following table sets forth certain information as of March 15, 2003 as to the shares of Common Stock beneficially owned by the Company's directors, the named executive officers and the directors and executive officers of the Company as a group.

                                               SHARES OF COMMON STOCK
                                          BENEFICIALLY OWNED ON THE RECORD     PERCENT OF OUTSTANDING COMMON
   NAME OF BENEFICIAL OWNER                           DATE (1)                             STOCK
   ------------------------                           --------                             -----
Samson Bitensky                                     1,488,276(2)                           28.41%
Martin B. Bernstein                                     5,000                                *
Lawrence H. Bober                                       4,332                                *
Frank S. Greenberg                                        500                                *
Susan B. Lerner                                        64,514                              1.23%
Richard Marlin                                          4,500                                *
Steven Myers                                           95,927(3)                           1.83%
Sam Hiatt                                               5,555                                *
Jerry Deese                                            13,088                                *
David A. Miller                                        13,045                                *
All directors and executive officers
as a group (12 persons)                             1,706,945                              32.59%

-----------------------------
*    Less than 1%

(1) Except as otherwise indicated below, and except for 921 shares allocated to Mr. Bitensky, 1,555 shares allocated to Mr. Hiatt, 888 shares allocated to Mr. Deese, 1,654 shares allocated to Mr. Myers, 1,045 shares allocated to Mr. Miller and 810 shares allocated to Ms. Lerner pursuant to the Company's Employee Stock Ownership Plan, each of the persons listed in the table owns the shares of Common Stock opposite his or her name and has sole voting and dispositive power with respect to the shares of Common Stock indicated as being beneficially owned by him or her.

(2) See note 3 to the table set forth above under the heading "Security Ownership of Certain Beneficial Owners" with respect to beneficial ownership of these shares.

(3) Includes 48,370 shares of Common Stock owned by Beth B. Myers; 3,332 shares owned by Jessica C. Myers in a custodial account under control of Beth B. Myers; and 2,000 shares owned by Allison R. Myers in a custodial account under the control of Beth B. Myers. Beth B. Myers is the daughter of Mr. Bitensky, Chief Executive Officer of the Company, and the spouse of Steven Myers, President and Chief Operating Officer of the Company. Jessica C. Myers and Allison R. Myers are the minor daughters of Mr. and Mrs. Myers. Mr. Myers disclaims beneficial ownership of the shares owned by his spouse and minor daughters.


         As discussed in "Certain Relationships and Related Party Transactions," certain shares of Common Stock held by certain of the Company's executive officers and directors are pledged as collateral for loans made by the Company to in connection with the exercise of options by such executive officers and directors. The number of shares pledged are as follows: Bruce S. Chroback (4,000), Jerry Deese (12,000), Mark Goldberg (7,000), Sam Hiatt (4,000), David
A. Miller (12,000), Steven Myers (19,039), Martin Bernstein (4,000), Lawrence Bober (4,000) and Richard Marlin (4,000).

                      EQUITY COMPENSATION PLAN INFORMATION

         As of November 30, 2002, there were no options to purchase common stock outstanding or available for grant under any of the Company's stock option plans. These stock option plans have been terminated subsequent to fiscal 2002.

                     CERTAIN RELATIONSHIPS AND RELATED PARTY
                                  TRANSACTIONS

         Pursuant to resolutions adopted by the Company's Board of Directors, effective immediately following stockholder approval of the Company's Plan of Liquidation and Dissolution, all outstanding options under the Company's 1997 Stock Incentive Plan became vested, and all options as to which optionees (including employees and directors) had returned to the Company the appropriate forms were exercised through the issuance of loans from the Company to the optionees. Each loan is evidenced by a full recourse promissory note with a term of one year and an interest rate equal to 3.5% per annum. Each note for a loan is secured by the Common Stock received by the optionee borrower upon exercise of the options. Any dividends or distributions made on Common Stock held as collateral for a loan will be used to make payments on the loan. An optionee borrower may not dispose of his or her shares of Common Stock pledged as collateral for its loan prior to repayment of such loan. The amount of the loans to the Company's executive officers and directors were are follows: Bruce S. Chroback ($12,000), Jerry Deese ($32,125), Mark Goldberg ($21,000), Sam Hiatt ($12,000), David A. Miller ($32,125), Steven Myers ($30,860), Martin Bernstein ($11,500), Lawrence Bober ($11,500), Frank Greenberg ($11,500) and Richard Marlin ($11,500). Mr. Greenberg repaid his loan obligations to the Company during fiscal 2002.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph set forth below compares the annual percentage change and the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange Market Value Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company for the period commencing November 28, 1997 and ending November 30, 2002. This graph assumes a $100.00 investment in the Company's Common Stock and in each index on November 28, 1997 and that all dividends paid by companies in each index were reinvested.


                            [GRAPHIC OMITTED - GRAPH]

                     ASSUMES $100 INVESTED ON NOV. 29, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING NOV. 30, 2002

                               11/28/1997   11/27/1998   11/26/1999    12/01/2000   11/30/2001   11/29/2002
                               ----------   ----------   ----------    ----------   ----------   ----------
Fab Industries, Inc.              100.00         68.25        43.10        53.26         49.77        51.80

Knitting Mills Index              100.00         66.31        26.52        24.01         19.96        25.15

AMEX Market Index                 100.00         98.79       123.43       118.65        115.73       116.14

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

         This solicitation is being made by the Board of Directors. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Annual Meeting, Proxy Statement, form of proxy and other soliciting material, as well as the cost of forwarding such material to the beneficial owners of the shares of record, will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies, by further mailings, personal conversations or by telephone but such individuals will not receive any additional compensation for these actions. The Company may reimburse brokers and others holding shares in their names or in the names of nominees for their reasonable out-of-pocket expenses incurred in sending the proxy materials to principals and beneficial owners. The Company may also use the services of paid solicitors.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         If you wish to submit a stockholder proposal for possible inclusion in the Company's proxy statement for its 2004 Annual Meeting of Stockholders, you must ensure that your proposal complies with Rule 14a-8 under the Exchange Act and is received by us no later than December 4, 2003. If we do not receive your proposal by the date specified above, no discussion of your proposal is required to be included in our 2004 proxy statement.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

         Due to administrative error, Messrs. Chroback, Deese, Goldberg, Hiatt, Miller, Myers, Bernstein, Bober, Greenberg, Marlin and Ms. Lerner did not timely file Form 4s in connection with their exercise of options on May 30, 2002. Except as set forth in the previous sentence, the Company believes that all of its directors, executive officers, and greater than ten percent beneficial owners complied with all filing requirements applicable to them in the fiscal year 2002.

AUDIT FEES

         During the fiscal year ended November 30, 2002, BDO billed the Company $100,000 for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002. The amount of fees that BDO billed for the review of the financial statements included in the Company's Forms 10-Q for the fiscal year ended November 30, 2002 were $12,000.

ALL OTHER FEES


         In addition to the audit fees, the Company expects to be billed by BDO in fiscal 2003 for professional services rendered in connection with the review of the Company's 2002 tax returns.


ANNUAL REPORT ON FORM 10-K

         Stockholders of record as of the Record Date and each beneficial stockholder on that date will receive with this proxy statement a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, as filed with the SEC for the fiscal year ended November 30, 2002. Stockholders wishing to receive additional copies may request so in writing to the Company's offices at the following address:

                              200 Madison Avenue
                              New York, New York  10016
                              Attention:  Secretary

In the event that exhibits to such Form 10-K are requested, a fee will be charged for reproduction of such exhibits. Requests from beneficial stockholders must set forth a good faith representation as to such ownership as of the Record Date.

OTHER BUSINESS

         As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described in this proxy statement. Should other business be properly brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the person named as proxies.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                        By Order of the Board of Directors,

                                        /s/ Samson Bitensky
                                        -----------------------------
                                        Samson Bitensky,
                                        Chief Executive Officer
                                        and Chairman of the Board

Dated:  April 24, 2003

                                      PROXY
                              FAB INDUSTRIES, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2003


         This Proxy Solicited on Behalf of the Board of Directors

         THE UNDERSIGNED, revoking all previous proxies, hereby appoints Steven Myers and David A. Miller, and each of them, attorneys and proxies with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote all of the shares of Common Stock of FAB INDUSTRIES, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Tuesday, May 13, 2003 at 10:15 a.m., at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, or at any adjournment or adjournments thereof, as instructed below and in their discretion with respect to any other matter that may properly come before such meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTORS, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                                                              (See reverse side)

1.       Election of each of the Two (2) Directors to Class III of the Board of
         Directors:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED.

         FOR EACH OF THE NOMINEES LISTED         WITHHOLD AUTHORITY

         (except as marked to the contrary)      to vote for all nominees listed
         / - /                                   / - /

         (Instruction: To withhold authority to vote for any individual Class III nominee, strike a line through the nominee's name in the list below.)

         To Class III of the Board of Directors (to hold office until the 2006 Annual Meeting of Stockholders):

         Samson Bitensky
         Frank Greenberg

2. In their discretion, upon any other business that may properly come before the meeting.

                                        Dated: ___________________________, 2003

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature, if held jointly

                                        ________________________________________
                                        Title, if signing as executor,
                                        administrator, corporation officer,
                                        attorney, agent, trustee or guardian

                                        ________________________________________
                                        Name (Print)

                                        ________________________________________
                                        Number of shares of Common Stock owned

                                        Note: Please sign exactly as your name
                                        or names appear hereon. Joint owners
                                        should each sign personally. When
                                        signing as executor, administrator,
                                        corporation officer, attorney, agent,
                                        trustee or guardian, etc., please add
                                        your full title to your signature. If a
                                        corporation, please sign in the
                                        corporate name by the president or
                                        another authorized officer. If a
                                        partnership, please sign in the
                                        partnership name by an authorized
                                        person.

                                        Note: Please date, mark (in blue or
                                        black ink), sign and mail this Proxy in
                                        the envelope provided for this purpose.
                                        No postage is required for mailing in
                                        the United States.